Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured California Dividend Advantage Municipal Fund
333-58702
811-09449


The annual meeting of shareholders was held in the offices of Nuveen Investments on February 24, 2012; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies as well as voting on a Plan of Reorganization. The meeting was subsequently adjourned to March 30, 2012.

Voting results for February 24 are as follows:

<c> Common and Preferred shares voting
 together as a class
<c>  Preferred shares voting
together as a class
To approve the Agreement and Plan of
Reorganization.


   For
            7,654,266
                      903
   Against
               386,245
                         -
   Abstain
               425,376
                         -
   Broker Non-Votes
            2,732,545
                         -
      Total
          11,198,432
                      903



To approve the elimination of the existing fundamental investment policy related to the Funds investment of at least 80% of its assets in insured municipal securities


   For
            7,589,720
                      903
   Against
               472,008
                         -
   Abstain
               404,159
                         -
   Broker Non-Votes
            2,732,545
                         -
      Total
          11,198,432
                      903



To approve a new fundamental investment
policy related to the
Funds investment of at least 80% of its
assets in municipal securities.


   For
            7,625,923
                      903
   Against
               452,754
                         -
   Abstain
               387,210
                         -
   Broker Non-Votes
            2,732,545
                         -
      Total
          11,198,432
                      903



To approve the elimination of the
fundamental policies relating to the Funds ability to make loans.


   For
            7,555,239
                      903
   Against
               475,339
                         -
   Abstain
               435,309
                         -
   Broker Non-Votes
            2,732,545
                         -
      Total
          11,198,432
                      903



To approve the new fundamental policy
relating to the Funds ability to make
loans.


   For
            7,554,772
                      903
   Against
               470,657
                         -
   Abstain
               440,458
                         -
   Broker Non-Votes
            2,732,545
                         -
      Total
          11,198,432
                      903

Proxy materials are herein
incorporated by reference
to the SEC filing on January 27,
2012, under
Conformed Submission Type
DEF 14A, accession
number 0000950123-12-027412.